UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2026

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement

The Transaction

On August 14, 2026, Skye Bioscience, Inc., a Nevada corporation (the “Company”), entered into a transaction agreement (“Transaction Agreement”) with Redx Pharma Limited, a private limited company incorporated in England and Wales with registered number 07368089 (“Redx”).

The Transaction Agreement provides that, subject to the terms and conditions set forth therein, including the requisite approval of each of the Company’s and Redx’s shareholders, the Company will acquire the entire issued and to be issued share capital of Redx pursuant to a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme of Arrangement” and such transaction, the “Transaction”).

Under the Transaction Agreement, following the effective time of the Scheme of Arrangement (the “Effective Time”), each Scheme Share (as defined in the Scheme of Arrangement) (each, a “Scheme Share”) shall be transferred from the holders of the Scheme Shares (each, a “Scheme Shareholder”) to the Company in exchange for a number of validly issued, fully paid and non-assessable shares of common stock of the Company, par value of $0.001 per share (the “Common Stock”) or if elected for a part or all of the Scheme Shares held by an Eligible Electing Shareholder (as defined in the Transaction Agreement), shares of non-voting common stock of the Company to be established prior to the Effective Time, which shares will be convertible into shares of Common Stock on a one-for-one basis (the “Non-Voting Common Stock” and, the shares of Common Stock and/or Non-Voting Common Stock to be issued pursuant to the Transaction Agreement, the “Share Deliverables” and collectively, the “Exchange Shares”), calculated in accordance with the Exchange Ratio as set forth in the Transaction Agreement (the “Exchange Ratio”).

On the date hereof, Redx has entered into a subscription agreement pursuant to which, prior to the closing of the Transaction, Redx intends to issue series A shares in the capital of Redx (the “Series A Shares”) for an aggregate purchase price of $36.0 million (the “Series A Financing”), and such Series A Shares will form part of the Scheme Shares. In addition, the Company and an existing investor have entered into a side letter (the “Side Letter”) in connection with the Concurrent Financing (as defined below) and the Transaction Agreement pursuant to which such investor has agreed to invest up to an additional $5.0 million in the Concurrent Financing, subject to the satisfaction of certain conditions in the Side Letter.

At the Effective Time, the Scheme Shareholders shall cease to have any rights with respect to the Scheme Shares, except their rights, in accordance with the terms of the Scheme of Arrangement, to receive in exchange for each Scheme Share held by a Scheme Shareholder, (i) the Share Deliverables and (ii) if such Scheme Shareholder is a Company Legacy Stockholder (as defined in the Transaction Agreement), one Company Legacy CVR (as defined below), issued subject to and in accordance with the terms and conditions of the Company CVR Agreement (as defined below), in each case subject to the terms and conditions set forth therein and in the Scheme of Arrangement.

Pursuant to the Exchange Ratio formula described in the Transaction Agreement, upon the Closing (as defined below), on a pro forma basis and based upon the number of shares of Exchange Shares expected to be issued in connection with the Transaction and the Concurrent Financing, pre-Transaction equityholders of Redx are expected to own approximately 46.17% of the combined company, pre-Transaction equityholders of the Company are expected to own approximately 5.38% of the combined company and the investors in the Concurrent Financing and the Series A Financing are expected to own approximately 48.45% (assuming gross proceeds from the Concurrent Financing of $67.9 million and assuming gross proceeds from the Series A Financing of $36.0 million), in each case, calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) a valuation for the Company of $14.5 million (assuming the Company has Acquiror Net Cash (as defined in the Transaction Agreement) of at least $2,000,000 (“Company Net Cash”) as of the closing of the Transaction (the “Closing” and such date, the “Closing Date”), (ii) a valuation for Redx of $125.0 million, (iii) the relative capitalization of the Company and Redx and (vi) assuming that the Concurrent Financing is not increased pursuant to the Side Letter or otherwise. The percentage of the combined company that each party’s equityholders will own following the Closing is subject to certain adjustments as described in the Transaction Agreement, including the amount of the final Company Net Cash at Closing. For purposes of the Exchange Ratio, the equity value attributed to the Company is $14,500,000, subject to adjustment based on Company Net Cash as described in the Transaction Agreement.

In addition, the valuation of the Company is subject to adjustment based on the Specified Adjustment (as defined in the Transaction Agreement). If the Specified Adjustment is not resolved at or prior to the Closing, the valuation of the Company will be automatically reduced to $2,000,000 (the “Valuation Floor”) and the expected ownership of the combined company will be recalculated in accordance with the Exchange Ratio. If the Specified Adjustment is resolved at or prior to the Closing, any amounts actually paid or payable by the Company will be reflected as deductions in the calculation of Company Net Cash, and the valuation of the Company will be adjusted pursuant to the Company Net Cash adjustment mechanics set forth in the Transaction Agreement, subject to the Valuation Floor.

Following the Closing, it is expected that the following current members of the Redx management team will serve in the following roles in the combined company: Lisa Anson will serve as the Chief Executive Officer of the combined company; Peter Collum will serve as the Chief Financial Officer of the combined company; Mei Lun Wang will serve as the Chief Medical Officer; Dr. Caroline Phillips will serve as Chief Scientific Officer and Dr. Cliff Jones will serve as Chief Technical Officer of the combined company. Additionally, following the Closing, Redx will designate the directors to serve on the board of directors of the combined company, in each case subject to the terms of the Transaction Agreement. In addition, the members of the board of directors of the Company as of immediately prior to the Closing will designate one non-voting observer to the board of directors of the combined company for a period of one year following the Closing. In connection with the Closing, each of the current executive officers and members of the board of directors of the Company are expected to tender their resignations.

In connection with the Transaction, the Company will prepare and file a proxy statement with the Securities Exchange Commission relating to a special meeting of the Company’s stockholders and will seek the approval of the Company’s stockholders of, among other matters, (i) the Company Share Issuance (as defined below), (ii) the change of control of the Company resulting from the Transaction, (iii) if and to the extent necessary or appropriate, one or more amendments to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and/or to authorize the Non-Voting Common Stock and/or to complete a reverse stock split of the Common Stock at a ratio to be mutually agreed upon by the Company and Redx and (iv) any additional approvals as may be required for purposes of consummating the Transaction.

Conditions to the Transaction

The respective obligations of the Company and Redx to consummate the Transaction are subject to the satisfaction or waiver of a number of conditions, including: (i) the approval by Redx’s shareholders of the Scheme of Arrangement and certain related matters, (ii) the sanction by the High Court of Justice of England and Wales (the “Court”) of the Scheme of Arrangement; (iii) the approval by the Company’s stockholders of the Transaction and certain related matters, including the issuance of the Exchange Shares and the shares of Common Stock issuable pursuant to the Concurrent Financing (as defined below) (the “Company Share Issuance”); (iv) the absence of any law or order that enjoins, prevents, prohibits, or makes illegal the consummation of the Transaction; (v) the Securities Purchase Agreement (as defined below) being in full force and effect with cash proceeds of not less than $67.9 million having been received by the Company (whether related to the Securities Purchase Agreement or from any other indebtedness); (vi) the determination of Company Net Cash; (vii) the Common Stock having been continually listed on Nasdaq as and from the date of the Transaction Agreement through the Closing Date and the shares of Common Stock issuable in the Transaction and the Concurrent Financing having been approved for listing on Nasdaq; (viii) the expiration or termination of all agreements with governmental authorities not to consummate the Transaction and (ix) the filing of one or more amendments to the Company’s Articles of Incorporation with the Nevada Secretary of State and, if applicable, a Certificate of Change, in order to effect the Transaction and the Concurrent Financing. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party in all material respects with its obligations under the Transaction Agreement, subject to certain materiality standards set forth in the Transaction Agreement, delivery of certain customary closing documents by each of the Company and Redx, and no Company material adverse effect or Redx material adverse effect since the date of the Merger Agreement that is continuing, respectively. The Closing is also subject to (a) the Company’s receipt of lock-up agreements from certain of Redx’s directors and officers; (c) the delivery of the duly executed Legacy CVR Agreement (as defined below); (b) the delivery of the duly executed Redx CVR Agreement (as defined below), (d) the binding of a contingent liability insurance policy in accordance with the terms of the Transaction Agreement or delivery of a certificate from an executive confirming the Specified Adjustment is resolved, (e) the receipt of a certificate of dissolution or certificate of good standing with respect to Nemus, a corporation incorporated in the State of California, (f) the 5AM Commitment (as defined in the Transaction Agreement) being in full force and effect, (g) the Company Net Cash (after giving effect to all adjustments described in the Transaction Agreement) shall be equal to or greater than $1.0 million; and (h) unless the Specified Adjustment has been resolved on or prior to such date, the Closing shall not occur earlier than October 31, 2026.

Representations and Warranties; Covenants

The Transaction Agreement contains certain representations and warranties of the parties regarding their respective businesses. The Transaction Agreement also contains certain covenants made by each of the Company and Redx, including restrictions on the operation of each party’s business between the date of the Transaction Agreement and Closing and non-solicitation restrictions binding each party and its representatives (and subject to certain exceptions as further described in the Transaction Agreement). In addition, each party has agreed that, subject to certain exceptions, its board of directors will not withdraw its recommendation of the Transaction to its stockholders.

Treatment of Redx Share Options

At the Effective Time, and in compliance with and subject to the terms and limitations set out in the Transaction Agreement: each option to acquire the ordinary shares of £0.01 each in the capital of Redx (“Redx Ordinary Shares”) under Redx’s stock plans (each such option a “Redx Share Option”) that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested, whether in- or out-of-the-money, and whether market or nil priced) (each, an “Assumed Redx Option”) shall cease to represent a right to acquire Redx Ordinary Shares, and be converted into an option to acquire shares of Common Stock (each such option, a “Company Option”) on the same terms and conditions (including applicable vesting, expiration and post-termination exercise provisions) as applied to such Redx Share Option immediately prior to the Effective Time, provided that the number of shares of Common Stock subject to each Company Option shall be determined by multiplying the number of shares subject to the Redx Share Option by the Exchange Ratio (rounded down to the nearest whole share of the Company’s Common Stock) and provided that the per share exercise price (rounded up to the nearest whole cent) applicable to each Company Option shall be equal to the exercise price per share of such Redx Share Option immediately prior to the Effective Time divided by the Exchange Ratio.

Termination and Termination Fees

The Transaction Agreement contains certain termination rights exercisable by either party, including, among others, if (i) the Transaction is not completed by 11:59 p.m. (Eastern time) on August 14, 2027, subject to up to a four Business Day extension if the Scheme of Arrangement is sanctioned by the Court less than four Business Days before that date, (ii) a governmental authority of competent jurisdiction has issued a final, non-appealable order prohibiting the Transaction, (iii) Redx’s shareholders do not provide the requisite approvals for the Transaction at the applicable meetings, (iv) the Court declines or refuses to sanction the Scheme of Arrangement and any associated appeal is unsuccessful or (v) the Company’s stockholders do not approve the Company Share Issuance.

In addition, either party may terminate the Transaction Agreement in certain additional limited circumstances, including if the other party changes its recommendation of the Transaction to its stockholders or by a party in order to enter into an agreement providing for an alternative acquisition that constitutes a “Superior Proposal” (as defined in the Transaction Agreement), subject to the additional terms and conditions set forth therein.

Redx will be required to make a payment to the Company equal to the product of (i) 0.03 and (ii) the valuation of the combined company, including the aggregate purchase price of the Concurrent Financing (the “Termination Payment Amount”), if the Transaction Agreement is terminated in certain circumstances, including if (i) Redx terminates the Transaction Agreement to accept a Superior Proposal or (ii) the Company terminates the Transaction Agreement because of a Company Adverse Recommendation Change (as defined in the Transaction Agreement) (or if the Redx board communicates to the Court that the Redx board no longer supports the consummation of the Transaction or no longer wishes the Court to sanction the Scheme of Arrangement). This termination fee will also be payable by Redx if (i) the Transaction Agreement was terminated because Redx’s shareholders do not approve the Transaction at the applicable meetings or the Court declines or refuses to sanction the Scheme of Arrangement, (ii) an alternative acquisition proposal has been publicly announced and not publicly withdrawn without qualification at least four business days prior to the Redx’s shareholder meetings or the date of the hearing of the Scheme of Arrangement and (iii) within 12 months from such termination Redx enters into a definitive agreement with respect to an alternative transaction and such transaction is subsequently consummated.

The Company will be required to make a payment to Redx equal to the Termination Payment Amount if the Transaction Agreement is terminated in certain circumstances, including (i) if the Company terminates the Transaction Agreement to accept a Superior Proposal or (ii) Redx terminates the Transaction Agreement because of an Acquiror Adverse Recommendation Change (as defined in the Transaction Agreement). This termination fee will also be payable by the Company if (i) the Transaction Agreement was terminated because the Company’s stockholders do not approve the Company Share Issuance, (ii) an alternative acquisition proposal has been publicly announced and not publicly withdrawn without qualification at least four business days prior to the Company’s stockholder meeting and (iii) within 12 months from such termination the Company enters into a definitive agreement with respect to an alternative transaction and such transaction is subsequently consummated.
Voting Agreements

Concurrent with the execution of the Transaction Agreement, (i) certain shareholders of the Company who together hold or control, in the aggregate, approximately 1.05% of the voting power of the Company, have entered into a voting and support agreement (each, a “Company Voting Agreement”) with the Company and Redx pursuant to which each such stockholder agreed to, among other things, and subject to the terms and conditions set forth in the Company Voting Agreement, vote all of the shares of capital stock of the Company held by such shareholder in favor of the issuance of the Exchange Shares; and (ii) certain shareholders of Redx who together hold or control, in the aggregate, approximately 83.34% of the total outstanding share capital of Redx, have entered into a voting and support agreement (each an “Redx Voting Agreement”) with the Company and Redx pursuant to which each such shareholder agreed to, among other things, and subject to the terms and conditions set forth in the Redx Voting Agreement, vote (or have voted on their behalf) all of their shares in Redx in favor of all resolutions to approve and give effect to the Scheme of Arrangement and certain related matters. In addition, the Company stockholders entering into a Company Voting Agreement have agreed, among other things, that from the date of the Transaction Agreement and until the earliest of (i) the Effective Time, (ii) such date and time as the Transaction Agreement shall be terminated in accordance with its terms, or (iii) an amendment of the Transaction Agreement, without the prior written consent of the applicable stockholder, in a manner that affects the economics or material terms of the Transaction Agreement in a manner that is adverse to the applicable stockholder, not to sell or otherwise dispose of any shares of capital stock of the Company which are or will be beneficially owned by them, subject to specified exceptions.

Lock-Up Agreements

Concurrently with the execution of the Transaction Agreement, certain executive officers, directors and stockholders of Redx entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons accepted certain restrictions on transfers of the shares of Common Stock beneficially held by such persons or such persons’ family members for the 180-day period following the Effective Time.

The foregoing descriptions of the Transaction Agreement, the Company Voting Agreement, the Redx Voting Agreement and Lock-Up Agreement (collectively, the “Agreements”), are not complete and are qualified in their entirety by reference to the full text of the forms of those Agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and Redx in connection with the signing of the Transaction Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Transaction Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Company Contingent Value Rights Agreement

Immediately prior to the Effective Time, the Company and a rights agent (the “Rights Agent”) are expected to enter into a contingent value rights agreement (the “Legacy CVR Agreement”), pursuant to which holders of record of Common Stock as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “Company Legacy CVR”) for each outstanding share of Common Stock held as of such date.

Pursuant to the Legacy CVR Agreement, each Legacy CVR holder will be entitled to receive their pro rata share of an aggregate cash payment equal to 90% of the net proceeds, if any, received by the Company as a result of payments (“CVR Payments”) made to the Company of any upfront, milestone, royalty and other payments received under any disposition agreement related to certain of the Company’s pre-Merger assets (the “Legacy Assets”).

The Legacy CVR Payments, if any, will become payable to the Rights Agent for subsequent distribution to the CVR holders. In the event that no such proceeds are received during the CVR Term (as defined in the Legacy CVR Agreement), holders of the Legacy CVRs will not receive any payment pursuant to the Legacy CVR Agreement. There can be no assurance that any Legacy CVR holders will receive any Legacy CVR Payments.

The right to the contingent payments contemplated by the Legacy CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the Legacy CVR Agreement. The Legacy CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (“SEC”). The Legacy CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the Legacy CVRs.

The foregoing summary of the Legacy CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Legacy CVR Agreement, which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.

Redx Contingent Value Rights Agreement

Immediately prior to the Effective Time, Redx and a rights agent are expected to enter into a contingent value rights agreement (the “Redx CVR Agreement”), pursuant to which holders of record of Redx Ordinary Shares as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “Redx Legacy CVR”) for each outstanding Redx Ordinary Share held as of such date.

Pursuant to the Redx CVR Agreement, each Redx Legacy CVR holder will be entitled to receive, in the form of shares of Common Stock (“Redx CVR Stock”), their pro rata share of an aggregate cash payment equal to 100% of the net proceeds, if any, received by the Company as a result of payments made to the Company of any upfront, milestone, royalty and other payments received under any disposition agreement related to certain of Redx’s pre-Merger assets.

The Redx CVR Stock, if any, will become issuable for subsequent delivery by the Rights Agent to the Redx Legacy CVR holders. In the event that no such proceeds are received during the term of the Redx CVR Agreement, holders of the Redx Legacy CVRs will not receive any deliveries pursuant to the Redx CVR Agreement. There can be no assurance that any Redx Legacy CVR holders will receive any Redx CVR Stock.

The foregoing summary of the Redx CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Redx CVR Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Concurrent Financing

Concurrently with entering into the Transaction Agreement, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, the Company agreed to sell, and the Investors agreed to purchase, immediately after to the Effective Time, shares of Common Stock, and, as applicable pursuant to the terms of the Securities Purchase Agreement, shares of Non-Voting Common Stock, for an aggregate purchase price of $67.9 million, which may increase to up to $72.9 million, subject to certain conditions set forth in the Side Letter (the “Concurrent Financing”). Further to this, in connection with the Securities Purchase Agreement, Skye also entered into a committed equity line facility of up to $22.0 million (the “Equity Line Facility”), which supports the Securities Purchase Agreement, and pursuant to which Skye will, at the closing of the Transaction, issue a warrant to purchase shares of common stock valued at $5.0 million with an accredited investor. See Warrants section below for details. The closing of the Concurrent Financing is anticipated to occur immediately following the Closing on the Closing Date, subject to the satisfaction of customary closing conditions.

The Company has also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Concurrent Financing. Pursuant to the Registration Rights Agreement, the Company will prepare and file a resale registration statement with the SEC within 45 calendar days following the closing of the Concurrent Financing to register the resale of (x) the shares of Common Stock issued in the Concurrent Financing, (y) the shares of Common Stock issuable upon conversion of any shares of Non-Voting Common Stock issued in the Concurrent Financing and (z) the Exchange Shares issued pursuant to the Transaction Agreement to the Investors. The Company will use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable.

The Company will also agree to, among other things, indemnify the Investors, their members, shareholders, directors, officers, partners, employees, members, managers, agents, representatives and advisors under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the combined company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, and the Registration Rights Agreement the forms of which are filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Equity Line of Credit and Warrant

Concurrently with entering into the Transaction Agreement, the Company entered in a binding term sheet (the “Term Sheet”) with a fund affiliated with Redmile Group, LLC (“Redmile”), pursuant to which, and subject to the terms and conditions therein, the Company and Redmile agreed to enter into definitive documentation with respect to an equity line of credit (the “ELOC”) and the Warrant (as defined below) within seven days of the date of the Term Sheet.

Pursuant to the Term Sheet, the ELOC will be effective for a period of three years following the closing of the Concurrent Financing and obligate the Company to sell shares of Common Stock and/or Non-Voting

Common Stock having an aggregate purchase price of up to $22.0 million (the “ELOC Amount”) to Redmile from time to time, subject to certain volume limitations, at a purchase price equal to the lesser of (1) the price per share of the Common Stock issuable pursuant to the Securities Purchase Agreement and (2) the Market Price (as defined in the Term Sheet) of a share of Common Stock as of the date of sale but in no case at a price less than 90% of the price per share of the Common Stock issuable pursuant to the Securities Purchase Agreement. The ELOC Amount will be reduced, dollar for dollar, by the amount, if any, by which the aggregate gross proceeds of the Concurrent Financing actually received by the Company exceeds $103.0 million; provided that, if such aggregate gross proceeds equal or exceed $125.0 million, the ELOC Amount will be zero.

In addition, pursuant to the Term Sheet, the Company agreed to issue to Redmile at the Closing Time, a warrant to purchase up to $5.0 million of shares of Common Stock and/or Non-Voting Common Stock in accordance with the terms set forth therein (the “Warrant”). The Warrant will be exercisable at any time and from time to time on or after January 1, 2027, and on or prior to 5:00 p.m. (New York City time) on January 1, 2030, at an exercise price determined at the date of exercise equal to the lesser of (1) the price per share of the Common Stock issuable pursuant to the Securities Purchase Agreement and (2) the market price of a share of Common Stock as of such date, but in no case at a price less than 90% of the price per share of the Common Stock issuable pursuant to the Securities Purchase Agreement.

There can be no assurance that the Company and Redmile will enter into definitive documentation with respect to the ELOC and/or the Warrant on the timeline contemplated by the Term Sheet or at all. The foregoing descriptions of the Term Sheet, the ELOC and the Warrant do not purport to be complete and are qualified in their entirety by reference to the Term Sheet and the definitive documentation to be entered into with respect to the ELOC and the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities of the Company to be issued pursuant to the Transaction Agreement and the Redx CVR Agreement will be issued without registration pursuant to the exemption provided by Section 3(a)(10) under the Securities Act of 1933, as amended (the “Securities Act”).

The securities of the Company to be issued pursuant to the Concurrent Financing, the ELOC, and the Warrant will be issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The board of directors of the Company approved a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock, at a ratio of 1-for-8 (the “Reverse Stock Split”). The Company expects that the effective time of the Reverse Stock Split will be on or about 12:01 am New York time on Thursday, August 24, 2026 (the “Effective Date”), with the Common Stock trading on the Nasdaq Capital Market (“Nasdaq”) on a reverse split-adjusted basis under the Company’s existing trading symbol, “SKYE,” at the market open on the Effective Date.

Reasons for the Reverse Stock Split

The Company is effectuating the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq and the Common Stock will begin trading on a split-adjusted basis at the open of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 83086J309.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 8. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded down to the nearest whole share and the Company shall pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash based on a per share value, with such cash payment being calculated by multiplying such fractional interest by the closing trading price of the Common Stock on the trading day immediately preceding the Effective Date. As a result, no fractional shares will be issued in connection with the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, restricted stock units, warrants and pre-funded warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, restricted stock units, warrants and pre-funded warrants.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificate(s) must send the certificate(s) to Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), at the following address:

By Mail:	By Overnight Delivery	For Assistance Please Call:
Broadridge Corporate Issuer Solutions PO Box 1342, Brentwood, NY 11717-071	Broadridge Corporate Issuer Solutions Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717-8368	1-877-830-4934

Broadridge will issue the new shares in book entry reflecting the Reverse Stock Split to each requesting stockholder.

Certificate of Change. The Company effected the Reverse Stock Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate”) with the Nevada Secretary of State on August 12, 2026, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate is expected to become effective at or about 12:01 am New York time on the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the board of directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 300,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue

37,500,000 shares of Common Stock. As of August 11, 2026, there were 35,421,413 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 4,427,676 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.
Item 5.01 Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Punit Dhillon has entered into a previously disclosed executive employment agreement (the “Dhillon Employment Agreement”) with the Company. In connection with the Transaction, on the date hereof, the Company entered into a separation agreement with Mr. Dhillon (the “Dhillon Separation Agreement”) pursuant to which Mr. Dhillon's last day of employment with the Company will be August 31, 2027, unless he resigns or is terminated prior to such date, and (i) his severance entitlement shall be reduced by an amount equal to the sum of (a) 12 months’ of base salary, plus (b) the amount of base salary Mr. Dhillon earns as an employee after September 1, 2026, and (ii) if Mr. Dhillon’s employment is terminated by the Company for any reason other than For Cause, By Death or By Disability (each, as defined in the Dhillon Executive Employment Agreement) and Mr. Dhillon executes and does not revoke the release agreement appended to the Dhillon Employment Agreement, (a) his remaining severance entitlement shall be paid as salary continuation payments following his employment termination in accordance with the Company’s standard payroll practices, and (b) he shall be paid a lump sum cash payment, less applicable withholdings and deductions, as soon as practical after the date the release becomes irrevocable (and not later than 60 days after the termination date) equal to twenty-four (24) months of health and welfare benefit premiums.

Tu Diep has entered into a previously disclosed executive employment agreement (the “Diep Employment Agreement”) with the Company. In connection with the Transaction, on the date hereof, the Company entered into a separation agreement with Mr. Diep (the “Diep Separation Agreement”) pursuant to which Mr. Diep's last day of employment with the Company will be January 31, 2027, unless he resigns or is terminated prior to such date, and (i) effective August 1, 2026, Mr. Diep will be paid his base salary for an additional six (6) months, with his last day of such payments (including health benefits) being January 31, 2027, satisfied through continued bi-weekly payroll or, if required, lump-sum payment of components sufficient to make him whole through such date, (ii) Mr. Diep will receive a one-time payment of $20,000 in October 2026, funded from his existing severance entitlement under the Diep Employment Agreement.

In addition, each of Messrs. Dhillon and Diep have agreed to enter into an Advisor Agreement with the Company (the “Advisory Agreements”), to be effective the day following their respective date of separation from the Company, pursuant to which they will provide, as requested by the Company, certain transition related services to support the Legacy CVR Agreement at a rate of $350 per hour until the expiry of the Legacy CVR Agreement.
The foregoing description of the Dhillon Separation Agreement, Diep Separation Agreement and Advisory Agreements do not purport to be complete and are subject to, and qualified in its entirety by, the complete text of the Dhillon Separation Agreement, Diep Separation Agreement and Advisory Agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the current quarter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.
Item 7.01 Regulation FD Disclosure.

Press Release

On August 14, 2026, the Company and Redx issued a joint press release announcing the execution of the Transaction Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Investor Presentation and Conference Call Script

On August 14, 2026, representatives of the Company and Redx will hold a conference call to investors, which investor presentation and conference call script are furnished as Exhibits 99.2 and 99.3 hereto, respectively, and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*†	Transaction Agreement, by and between Skye Bioscience, Inc. and Redx Pharma Limited, dated as of August 14, 2026.
3.1	Certificate of Change of Skye Bioscience, Inc. dated August 12, 2026.
10.1	Form of Company Voting and Support Agreement (included in Exhibit 2.1).
10.2	Form of Redx Voting and Support Agreement (included in Exhibit 2.1).
10.3	Form of Lock-Up Agreement (included in Exhibit 2.1).
10.4	Form of Company CVR Agreement (included in Exhibit 2.1).
10.5	Form of Redx CVR Agreement (included in Exhibit 2.1).
10.6*†	Form of Securities Purchase Agreement, by and between Skye Bioscience, Inc. and the Investors named therein, dated as of August 14, 2026.
10.7	Form of Registration Rights Agreement (included in Exhibit 10.6).
99.1	Joint Press Release dated August 14, 2026.
99.2	Investor Presentation dated August 14, 2026.
99.3	Conference Call Script dated August 14, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.
† Portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv).

Important Information and Where to Find It

In connection with the proposed acquisition of Redx Pharma Limited (“Redx”) by Skye Bioscience, Inc. (“Skye” or the “Company”) (the “Transaction”), the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company’s stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at
www.sec.gov or the Company’s website at https://ir.skyebioscience.com/sec-filings/all-sec-filings.

No Offer to Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Skye securities to be issued in the proposed Acquisition are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Skye securities to be issued in the proposed Concurrent Financing are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 4(a)(2) of the Securities Act.

Participants in the Solicitation

Skye and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Skye’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in (i) Skye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 10, 2026, (ii) Skye’s definitive proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 16, 2026, (iii) Skye’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which was filed with the SEC on May 11, 2026, and (iv) other documents subsequently filed with the SEC from time to time, including the Proxy Statement to be filed by Skye in connection with the proposed Transaction. To the extent holdings of Skye’s securities by its directors or executive officers have changed since the amounts set forth in the filings described in the foregoing, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the website maintained by the SEC at www.sec.gov and the Company’s website at https://ir.skyebioscience.com/sec-filings/all-sec-filings.

Forward Looking Statements

This communication contains certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements about the anticipated timing of closing of the Transaction and the timing of the filing of the Proxy Statement for Skye’s special meeting of stockholders in connection with the Transaction; ; the anticipated benefits of the Transaction and the Financing; expectations regarding the potential of Redx’s product candidates, including RXC008, and the timing of clinical studies and data readouts, including the planned Phase 2 clinical study of RXC008; expectations regarding the combined company’s cash and cash equivalents and expected cash runway; anticipated benefits of the CVRs; statements related to the Reverse Stock Split, the effectiveness of the Certificate of Change, and the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: consummating the Transaction in the anticipated timeframe, if at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement, dated as of August 14, 2026, by and between the Company and Redx (the “Transaction Agreement”); uncertainties as to the ability to obtain stockholder approval; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction, or only grant approval subject to adverse conditions or limitations; the effects of the Transaction on relationships with employees, suppliers, other business partners or governmental entities, including the risk that the Transaction adversely affects employee retention; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the impact of competitive products and pricing; the risk that Redx may not realize the potential benefits of the Transaction, including the possibility that the expected benefits from the proposed Transaction will not be realized or will not be realized within the expected time period and that Redx and Skye will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risks related to disruption of management’s time from ongoing business operations as a result of the Transaction; risks that the Transaction disrupts current plans and operations; changes in Skye’s business during the period between announcement and closing of the Transaction; any legal proceedings and/or regulatory actions that may be instituted related to the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; costs and expenses related to the Transaction; actual or contingent liabilities; the effects of the Transaction, or the announcement thereof, on Skye’s and Redx’s stock price and/or operating results; whether the Company will be successful in maintaining the listing of its Common Stock on Nasdaq and the effects of the Reverse Stock Split; and the other risks and uncertainties discussed in Skye’s periodic reports filed with the SEC, including Skye’s quarterly reports on Form 10-Q and annual reports on Form 10-K. These risks, as well as other risks associated with the Transaction, are more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transaction. The list of factors presented in the foregoing is not complete and you should not place undue reliance on these statements. Actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements are based on information currently available to Skye and Redx, and, except as required by applicable law, Skye and Redx disclaim any obligation to update the information contained in this communication as new information becomes available. All forward-looking statements in this communication or made in connection therewith in writing or orally are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: August 14, 2026	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer